                                                                 EXHIBIT 4.4


                          [FORM OF SERIES B SECURITY]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $1,000.00 FOR EACH $1,000 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $171.93 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS APRIL 17, 1997. THE YIELD TO MATURITY IS APPROXIMATELY 12% COMPOUNDED SEMIANNUALLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAYS PER YEAR CONVENTION.

                             PACKAGED ICE, INC.            CUSIP No. 695148 AD 8

                              12% Senior Note
                             due April 15, 2004

No.                                                        $

         PACKAGED ICE, INC., a Texas corporation (the "Company", which term includes any successor corporation), for value received promises to pay
to              or registered assigns, the principal sum of            Dollars,
on April 15, 2004.

         Interest Payment Dates: April 15 and October 15 commencing October 15, 1997

         Record Dates: April 1 and October 1

         Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.



                                        PACKAGED ICE, INC.


[SEAL]                                  By:
                                           --------------------------------
                                             Name:
Attest:                                      Title:


--------------------------------
         Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This is one of the Securities described in the within-mentioned Indenture.

Dated:                                 U.S. TRUST COMPANY OF TEXAS, N.A.
                                       as Trustee


                                       By
                                         -----------------------------------
                                                 Authorized Signatory

                               PACKAGED ICE, INC.

                                12% Senior Note
                               due April 15, 2004

1.       Interest.

         PACKAGED ICE, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year (the "Interest Payment Date"), commencing October 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 17, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

         On each Interest Payment Date, the Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding such Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in New York, New York in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer in same day funds, or, in the case of Physical Securities, by check payable in such U.S. Legal Tender.

3.       Paying Agent and Registrar.

         Initially, U.S. Trust Company of Texas, N.A. will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or co-Registrar.

4.       Indenture and Guarantees.

         The Company issued the Securities under an Indenture, dated as of April 17, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $50,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.       Optional Redemption.

         The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on April 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

       Year                                                  Percentage
       ----                                                  ----------
       2001 . . . . . . . . . . . . . . . . . . . . . . . . .   107.00%
       2002 . . . . . . . . . . . . . . . . . . . . . . . . .   103.50%
       2003 and thereafter  . . . . . . . . . . . . . . . . .   100.00%

         Notwithstanding the foregoing, at any time on or prior to April 15, 2000, the Company may redeem up to an aggregate of $17.5 million principal amount of Securities at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date with the net proceeds of any Public Equity Offering; provided that at least $32.5 million in aggregate principal amount of Securities remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

6.       Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within 30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, the Indenture requires that certain proceeds be used, subject to the limitations contained therein, to make an offer to all Holders of Securities (an "Asset Sale Offer") pursuant to Section 4.17 of the Indenture to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

7.       Notice of Redemption.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

         If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.       Sinking Fund.

         There will be no mandatory sinking fund payments for the Securities.

9.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection not register the transfer of or exchange any securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.      Persons Deemed Owners.

         The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.      Unclaimed Funds.

         If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request subject to terms of the Indenture. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.      Legal Defeasance and Covenant Defeasance.

         The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof ("Legal Defeasance"), and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

13.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.      Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

         Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

         No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The wavier and release are part of the consideration for the issuance of the securities.

18.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
Packaged Ice, Inc., 8572 Katy Freeway, Suite 101, Houston, Texas 77024, Attn:
President.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                        SUBSIDIARY GUARANTORS:

                                        PACKAGED ICE LEASING, INC.
                                        SOUTHCO ICE, INC.
                                        PACKAGED ICE MISSION, INC.
                                        PACKAGED ICE STPI, INC.
                                        PACKAGED ICE SOUTHWESTERN, INC.

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                             Signed:
      ----------------------              -------------------------------------
                                           (Sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, check the appropriate box:

Section 4.16     [ ]      Section 4.17     [ ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, state the amount: $

Date:                       Your Signature:
     -------------------                   -------------------------------------
                                           (Sign exactly as your name appears on
                                           the other side of this Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)